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                                                               EXHIBIT NO. 10.15



                            SHARE EXCHANGE AGREEMENT

                                  by and among

                           NEXTERA ENTERPRISES, L.L.C.

                                  as "Nextera,"

                            NEXTERA ENTERPRISES, INC.

                                   as "Newco,"

                   THE SHAREHOLDERS OF SIBSON & COMPANY, INC.

                            as the "GP Shareholders,"

                          THE SHAREHOLDERS OF SC2, INC.

                          as the "LP Shareholders," and

                 CERTAIN SHAREHOLDERS OF SIBSON ACQUISITION CO.

                         as the "Canadian Shareholders"

                             Dated August 31, 1998

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                            SHARE EXCHANGE AGREEMENT

                                TABLE OF CONTENTS



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ARTICLE I.  EXCHANGE OF THE SHARES AND CONSIDERATION..............................................................2

1.1. SHARES BEING EXCHANGED; CONSIDERATION........................................................................2
1.2. CLOSING......................................................................................................3
1.3. SURRENDER OF CERTIFICATES....................................................................................3
1.4. NO FURTHER RIGHTS............................................................................................4
1.5. CANADIAN EXCHANGEABLE SHARES.................................................................................4
1.6. SHAREHOLDER REPRESENTATIVE...................................................................................4
1.7. INCORPORATION TRANSACTION....................................................................................5

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS...................................................5

2.1. ORGANIZATION AND QUALIFICATION...............................................................................6
2.2. CAPITALIZATION; BENEFICIAL OWNERSHIP.........................................................................6
2.3. AUTHORITY....................................................................................................7
2.4. SUBSIDIARIES.................................................................................................7
2.5. LIABILITIES..................................................................................................7
2.6. TAXES........................................................................................................7
2.7. EXPERIENCE; ACCREDITED INVESTOR..............................................................................9
2.8. INVESTMENT...................................................................................................9
2.9. NO PUBLIC MARKET............................................................................................10
2.10. ACCESS TO DATA; INCORPORATION TRANSACTION..................................................................10
2.11. RESIDENCE..................................................................................................10

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF NEXTERA..........................................................10

3.1. ORGANIZATION AND QUALIFICATION..............................................................................10
3.2. CAPITALIZATION AND BENEFICIAL OWNERSHIP OF NEWCO............................................................10
3.3. AUTHORITY OF NEXTERA........................................................................................11
3.4. AUTHORITY OF NEWCO..........................................................................................12
3.5. INVESTOR REPRESENTATIONS....................................................................................13
3.6. FORMATION OF NEWCO..........................................................................................13

ARTICLE IV.  COVENANTS...........................................................................................13

4.1. FURTHER ASSURANCES..........................................................................................13
4.2. INCORPORATION TRANSACTION...................................................................................13
4.3. NO DISTRIBUTION OF NEXTERA CLASS A UNITS TO THE U.S. SHAREHOLDERS...........................................14
4.4. CONVERSION OF THE PARTNERSHIP...............................................................................14
4.5. NO SOLICITATION OF OTHER OFFERS; NO SALE OF SHARES..........................................................14
4.6. NOTIFICATION OF CERTAIN MATTERS.............................................................................15
4.7. BOARDS OF DIRECTORS AND OFFICERS............................................................................15
4.8. OBLIGATIONS OF NEWCO........................................................................................15
4.9. TAX MATTERS.................................................................................................15

ARTICLE V.  CONDITIONS TO OBLIGATIONS OF THE PARTIES.............................................................17

5.1. CONDITIONS TO OBLIGATIONS OF THE U.S. .S AND NEXTERA........................................................17

ARTICLE VI.  INDEMNIFICATION.....................................................................................18

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
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6.1. INDEMNIFICATION BY THE U.S. SHAREHOLDERS....................................................................18
6.2. SATISFACTION OF CLAIMS AGAINST U.S. SHAREHOLDERS............................................................18
6.3. INDEMNIFICATION BY THE CANADIAN SHAREHOLDERS................................................................19
6.4. SATISFACTION OF CLAIMS AGAINST CANADIAN SHAREHOLDERS........................................................20
6.5. INDEMNIFICATION BY NEXTERA AND NEWCO........................................................................20
6.6. INDEMNIFICATION BY KE.......................................................................................21
6.7. NOTICE; DEFENSE OF CLAIMS...................................................................................21

ARTICLE VII.  TERMINATION........................................................................................22


ARTICLE VIII.  MISCELLANEOUS.....................................................................................22

8.1. CANADIAN SHAREHOLDERS.......................................................................................22
8.2. SURVIVAL OF REPRESENTATIONS, ETC............................................................................22
8.3. FEES AND EXPENSES...........................................................................................23
8.4. GOVERNING LAW...............................................................................................23
8.5. NOTICES.....................................................................................................23
8.6. ENTIRE AGREEMENT............................................................................................24
8.7. ASSIGNABILITY; BINDING EFFECT...............................................................................25
8.8. CAPTIONS AND GENDER.........................................................................................25
8.9. EXECUTION IN COUNTERPARTS...................................................................................25
8.10. AMENDMENTS.................................................................................................25
8.11. SPECIFIC PERFORMANCE.......................................................................................25
8.12. TERMINATION OF SHAREHOLDERS AGREEMENTS.....................................................................25




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                            SHARE EXCHANGE AGREEMENT

               This Share Exchange Agreement (the "Agreement") is entered into as of August 31, 1998 by and among Nextera Enterprises, L.L.C., a Delaware limited liability company ("Nextera") and the sole member of SC/NE, LLC, a Delaware limited liability company ("Buyer"), Nextera Enterprises, Inc., a Delaware corporation ("Newco"), the holders of the capital stock of Sibson & Company, Inc., a Delaware corporation ("General Partner"), listed on Exhibit A hereto (the "GP Shareholders"), the holders of the capital stock of SC2, Inc., a Delaware corporation ("Limited Partner"), listed on Exhibit A hereto (the "LP Shareholders") (the GP Shareholders and the LP Shareholders are referred to herein individually as a "U.S. Shareholder" and collectively as the "U.S. Shareholders") and the holders of exchangeable preference shares in the capital of Sibson Acquisition Co., a Nova Scotia unlimited liability company ("Sibson Acquisition Co."), listed on Exhibit B hereto (the "Canadian Shareholders," and together with the U.S. Shareholders, the "Shareholders").

               WHEREAS, pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated as of the date hereof, by and among Buyer, Nextera, Sibson & Company, L.P. (the "Partnership"), General Partner, Limited Partner and the U.S. Shareholders, Buyer is purchasing certain assets and assuming certain liabilities from the Partnership;

               WHEREAS, as of the date hereof, the GP Shareholders own one hundred percent (100%) of the issued and outstanding capital stock (the "GP Shares") of General Partner, and the LP Shareholders own one hundred percent (100%) of the issued and outstanding capital stock (the "LP Shares") of Limited Partner;

               WHEREAS, prior to the Closing (as hereinafter defined) the Partnership will have been converted to a limited liability company the membership interests of which shall be owned by the U.S. Shareholders or their Permitted Assignees, as contemplated by Section 4.5, and General Partner and Limited Partner will own a certain number of Class A Common Units of Nextera issued to the Partnership pursuant to the Purchase Agreement;

               WHEREAS, Knowledge Enterprises, Inc. ("KE") desires to commit to cause the business of Nextera to be incorporated (the "Incorporation Transaction");

               WHEREAS, Newco desires, and Nextera desires to commit to cause Newco, to acquire the GP Shares and the LP Shares (collectively, the "Shares") and the U.S. Shareholders desire to commit to exchange the Shares for Class A Common Stock of Newco ("Newco Class A Stock");

               WHEREAS, pursuant to an Escrow Agreement (the "U.S. Escrow Agreement") dated as of the date hereof, by and among Buyer, Nextera, the Partnership, General Partner, Limited Partner, the U.S. Shareholders and the Escrow Agent (as defined therein) that number of Class A Common Units of Nextera ("Nextera Class A Units") held in escrow shall be released from escrow and replaced with a portion of the Newco Class A Stock issued to the U.S. Shareholders in connection with the Incorporation Transaction as described herein;

               WHEREAS, pursuant to a Share Purchase Agreement (the "Canadian Purchase Agreement") dated as of the date hereof, by and among Nextera, Sibson Acquisition Co., and the Canadian Shareholders, Nextera is purchasing the outstanding common stock of Sibson Canada, Inc., or its successor, and the Canadian Shareholders will receive a number of exchangeable preference shares in the capital stock of Sibson Acquisition Co. (the "Exchangeable Shares") which may be exchanged for Nextera Class A Units as provided in the Canadian Purchase Agreement; and

               WHEREAS, Nextera and the Canadian Shareholders desire to cause the Exchangeable Shares to be exchangeable for Newco Class A Stock following the Incorporation Transaction.

               NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties herein contained, and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                    EXCHANGE OF THE SHARES AND CONSIDERATION.

          1.1. Shares Being Exchanged; Consideration.

               (a) At the Closing (as hereinafter defined), and subject to the terms and conditions of this Agreement, each U.S. Shareholder shall assign, transfer and deliver to Newco all of its Shares in the manner described in
Section 1.3. Subject to the terms and conditions of this Agreement, and in consideration of the assignment and delivery of the Shares to Newco, Newco shall issue to the U.S. Shareholders and/or their Permitted Assignees (as defined in Section 4.5), and the U.S. Shareholders and/or their Permitted Assignees shall, in the aggregate, acquire and accept from Newco, that certain number of shares of Newco Class A Stock which represents the identical percentage of the total issued and outstanding common stock of Newco following the Incorporation Transaction as that percentage of the total issued and outstanding membership interest in Nextera which General Partner and Limited Partner own immediately prior to the Incorporation Transaction (including the Class A Common Units held pursuant to the Escrow Agreement) (the "New Stock").

              Contemporaneous with the exchange of Shares by the U.S. Shareholders for Newco Class A Stock, each member of Nextera other than General Partner and Limited Partner shall contribute his membership interest in Nextera in exchange for that certain number of shares of Newco common stock which represents the identical percentage of the total issued and outstanding common stock of Newco following the Incorporation Transaction as that percentage of the total issued and outstanding membership interest in Nextera which such member may own immediately prior to the Incorporation Transaction. Each member shall receive Newco Class A Stock and Class B Common Stock of Newco ("Newco Class B Stock") in exchange, and in proportion to, the Nextera Class A Units and Class B Common Units of Nextera ("Nextera





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Class B Units") which he exchanges. The rights and preferences of the holders of
Newco Class A Stock and Newco Class B Stock shall be identical, except that the holders of Newco Class A Stock are entitled to one vote per share and the holders of Newco Class B Stock are entitled to ten votes per share on all matters voted on by the stockholders of the Company. Each share of Newco Class B Stock will be convertible into one share of Newco Class A Stock as described on
Schedule 3.2.

               (b) To implement the foregoing, at the Closing, Newco shall issue in the name of each U.S. Shareholder a number of shares of Newco Class A Stock equal to the product of (i) the aggregate number of shares of Newco Class A Stock to be issued to the U.S. Shareholders pursuant to Section 1.1(a) and (ii) such U.S. Shareholder's combined ownership percentage set forth on Exhibit A hereto (with respect to any U.S. Shareholder, such "U.S. Shareholder's Percentage"). Each U.S. Shareholder shall be issued two certificates representing the shares of Newco Class A Stock to which such U.S. Shareholder is entitled pursuant to the immediately preceding sentence (a "U.S. Shareholder's Total Newco Shares") as follows: the first for a number of shares of Newco Class A Stock which is equal to the product of (A) the number of shares of Newco Class A Stock which represents the identical percentage of the total issued and outstanding Newco Class A Stock following the Incorporation Transaction as the percentage of issued and outstanding Nextera Class A Units held pursuant to that certain Escrow Agreement dated as of the date hereof by and among Nextera, the Partnership, General Partner, Limited Partner, the U.S. Shareholders and Chase Manhattan National Trust Company (the "U.S. Escrow Agreement") immediately prior to the Incorporation Transaction (the "Total Escrow Shares") and (B) such U.S. Shareholder's Percentage (the number of shares resulting from such product being referred to as a "U.S. Shareholder's Escrow Shares"), and the second for the balance of such U.S. Shareholder's Total Newco Shares (a "U.S. Shareholder's Non-Escrow Shares"). Newco shall deliver the certificates representing each U.S. Shareholder's Escrow Shares to the Escrow Agent for deposit into escrow pursuant to the U.S. Escrow Agreement and each U.S. Shareholder shall deliver to the Shareholder Representative (as hereinafter defined) a stock power, duly executed in blank with respect to such U.S. Shareholder's Escrow Shares, for delivery by the Shareholder Representative to the Escrow Agent. Newco shall deliver the certificates representing each U.S. Shareholder's Non-Escrow Shares to the Shareholder Representative for delivery to such U.S. Shareholder.

          1.2. Closing. The Closing of the transaction contemplated by this Agreement (the "Closing") shall take place at a mutually agreeable location in New York, New York on or before January 1, 1999; provided, however, that Nextera may extend the closing at its option to no later than March 31, 1999 if it in good faith expects to complete an initial public offering of the capital stock of Newco within such extended period and delivers to the Shareholder Representative written notice to such effect on or before December 31, 1998. The date of the Closing is referred to hereinafter as the "Closing Date."

          1.3. Surrender of Certificates.

               (a) As of the date hereof, the U.S. Shareholders have delivered to the Shareholder Representative (who shall have presented to Nextera for review) each certificate


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representing Shares with assignments duly executed in blank (or the equivalent)
and such other documents as may reasonably be required by Nextera in order to effect as of the Closing a valid transfer of such Shares by the U.S. Shareholders, free and clear of any and all liens, encumbrances, charges or claims. At the Closing, the Shareholder Representative shall deliver the certificates and assignments representing Shares to Newco and Newco shall deliver certificates representing the Newco Class A Stock to the Shareholder Representative and/or the Escrow Agent as provided in Section 1.1.

               (b) There shall be no obligation to deliver the Newco Class A Stock in respect of any Shares until (and then only to the extent that) the holder thereof validly surrenders his certificate or certificates representing the Shares, or, in lieu thereof, delivers to Newco an appropriate affidavit of loss and an indemnity agreement as may be required in any such case by Newco in its reasonable discretion.

               (c) If any shares of Newco Class A Stock are to be issued in a name other than that in which the certificate for Shares surrendered for exchange is registered, it shall be a condition to the payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting the payment shall either (i) pay to Newco any transfer or other taxes required by reason of the issuance of Newco Class A Stock to a person other than the registered holder of the certificate surrendered or (ii) establish to the satisfaction of Newco that such taxes have been paid or are not payable.

          1.4. No Further Rights. At and after the Closing, each holder of a certificate that represented Shares immediately prior to the Closing shall cease to have any rights as a shareholder of General Partner or Limited Partner. This
Section 1.4 shall not, however, impair rights otherwise expressly provided in this Agreement.

          1.5. Canadian Exchangeable Shares. At and after the Closing, each certificate that represented Exchangeable Shares (including the Exchangeable Shares deposited pursuant to that certain Escrow Agreement (the "Canadian Escrow Agreement") by and among Nextera, Sibson Acquisition Co., the Canadian Shareholders and Chase Manhattan Trust Company) shall cease to be exchangeable for Nextera Class A Units and instead shall be exchangeable only for Newco Class A Stock. Each Exchangeable Share shall be exchangeable for that certain number of shares of Newco Class A Stock which represents the identical percentage of the total issued and outstanding common stock of Newco following the Incorporation Transaction (immediately after giving effect to the exchange of Shares for shares of Newco Class A Stock by the U.S. Shareholders and the exchange of membership interests by certain of the members of Nextera for shares of Newco Class A Stock all as contemplated by Section 1.1 hereof) as that percentage of the total issued and outstanding membership interest in Nextera which such Exchangeable Share was exchangeable for immediately prior to the Incorporation Transaction.

          1.6. Shareholder Representative. The Shareholders hereby appoint the Partnership, and, upon conversion of the Partnership to a limited liability company as provided in Section 4.4, such limited liability company to serve as the exclusive representative of the Shareholders with respect to this Agreement (the "Shareholder Representative") and the




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Partnership, on behalf of itself and its successors and assigns, hereby accepts such appointment. If, for any reason, the Shareholder Representative shall be either unable or unwilling to serve, a successor Shareholder Representative shall be appointed by written consent of the Shareholders and all references to the Shareholder Representative shall be deemed to include such successor. Each Shareholder whose signature appears below expressly agrees that this Agreement may be amended or modified, and compliance with any condition or covenant may be waived without the consent of, or execution thereof by, such Shareholder if the Shareholder Representative agrees to such amendment or modification or grants such waiver, in each case by a writing duly and validly executed by the Shareholder Representative as provided in Section 8.10; provided, however, that the Shareholder Representative will not enter into any such amendment or modification or waive any condition or covenant that materially and adversely affects any Shareholder differently than all other Shareholders affected thereby without the consent of such Shareholder.

          1.7. Incorporation Transaction.

               (a) KE and the other Members (as defined in the Second Amended and Restated Limited Liability Company Agreement of Nextera, dated as of May 1, 1998, as amended (the "Nextera Operating Agreement"), a copy of which has been attached as Exhibit M to the Purchase Agreement), shall effect the Incorporation Transaction pursuant to Section 11 of the First Amendment to the Nextera Operating Agreement (the "First Amendment").

               (b) The Members, other than General Partner and Limited Partner, shall be required to contribute their Units to Newco in exchange for the stock of Newco in accordance with Section 11 of the First Amendment. The amount and class of such stock issued to each Member shall correspond to the class and percentage membership interest of such Member immediately prior to the Incorporation Transaction. Subject to the terms and conditions of this Agreement, General Partner and Limited Partner shall not contribute their Nextera Class A Units. In order to implement the foregoing, Nextera has gathered from its members the certificates representing all of the issued and outstanding membership interests in Nextera (including certificates representing membership interests held under escrow agreements to which Nextera is a party) with assignments duly executed in blank (or the equivalent) and any other documents as may be reasonably necessary to effect as of the Closing a valid transfer of such membership interests free and clear of all liens, encumbrances, charges or claims.

               (c) The Stockholders Agreement attached hereto as Exhibit C (the "Stockholders Agreement") shall be executed as of the date hereof by Nextera, Newco, the Members, and the Shareholders, shall become effective upon the Closing and shall govern the actions of the stockholders of Newco with respect to the matters set forth therein following the Incorporation Transaction.

                                   ARTICLE II.

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.




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               As a material inducement to Nextera to enter into this Agreement and consummate the transactions contemplated hereby, each of the U.S. Shareholders hereby severally, but not jointly, makes to Nextera each of the representations and warranties set forth in this Article II with respect to himself only as applicable, and each of the Canadian Shareholders hereby severally, but not jointly, makes to Nextera each of the representations and warranties set forth in Section 2.3 and Sections 2.7 through 2.11 of this
Article II with respect to himself only as applicable.

          2.1. Organization and Qualification.

               (a) Each GP Shareholder represents and warrants to Nextera that General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. Copies of the Certificate of Incorporation and Bylaws of General Partner, and all amendments thereto, heretofore delivered to Nextera are accurate and complete as of the date hereof. General Partner is not in violation of any term of its Certificate of Incorporation or Bylaws.

               (b) Each LP Shareholder represents and warrants to Nextera that Limited Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. Copies of the Certificate of Incorporation and Bylaws of Limited Partner, and all amendments thereto, heretofore delivered to Nextera are accurate and complete as of the date hereof. Limited Partner is not in violation of any term of its Certificate of Incorporation or Bylaws.

          2.2. Capitalization; Beneficial Ownership.

               (a) Each GP Shareholder represents and warrants to Nextera that the authorized capital stock of General Partner consists of 30,000 shares of common stock of which 13,788 shares are duly and validly issued, and outstanding, and are fully paid and non-assessable. Such GP Shareholder is the record owner of the amount of shares of common stock of General Partner set forth opposite such GP Shareholder's name on Exhibit A hereto. Other than as set forth on Schedule 2.2, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional equity of any class of General Partner. None of General Partner's capital stock owned by such GP Shareholder has been issued in violation of any federal or state law. Except for the agreements listed on Schedule 2.2 and as provided in Section 4.5 with respect to Permitted Assignees, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the capital stock of General Partner to which such GP Shareholder is a party or by which his property is bound.

               (b) Each LP Shareholder represents and warrants to Nextera that the authorized capital stock of Limited Partner consists of 30,000 shares of common stock of which






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3,167 shares are duly and validly issued, and outstanding, and are fully paid and non-assessable. Such LP Shareholder is the record owner of the amount of shares of common stock of Limited Partner set forth opposite such LP Shareholder's name on Exhibit A hereto. Other than as set forth on Exhibit A, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional equity of any class of Limited Partner. None of Limited Partner's capital stock owned by such LP Shareholder has been issued in violation of any federal or state law. Except for the agreements listed on Schedule 2.2 and as provided in Section 4.5 with respect to Permitted Assignees, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the capital stock of Limited Partner to which such LP Shareholder is a party or by which his property is bound.

               (c) Prior to the liquidation or conversion of the Partnership as provided in Section 4.4., General Partner and Limited Partner will own of record and beneficially all of the partnership interests of the Partnership.

          2.3. Authority. Such Shareholder has full, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by such Shareholder pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by such Shareholder pursuant to this Agreement constitutes a valid and binding obligation of such Shareholder, enforceable in accordance with their respective terms (assuming the due authorization, execution and delivery by the other parties thereto), subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          2.4. Subsidiaries. Other than General Partner's one percent (1%) membership interest in Sibson Europe, LLC, a Delaware limited liability company which shall be transferred to Buyer in connection with the Purchase Agreement, neither General Partner nor Limited Partner own directly any equity interest in any entity other than the Partnership.

          2.5. Liabilities. There will be no Liabilities (as defined in Section
6.1 below) of General Partner or Limited Partner as of the close of business on the Closing except for the Assumed Liabilities (as defined in the Purchase Agreement) and except as set forth on Schedule 2.5 hereto.

          2.6. Taxes. Except as otherwise set forth on Schedule 2.6:

               (a) Each of General Partner and Limited Partner is, and has been at all times since its formation, properly characterized as an "S" corporation for federal income Tax (as defined in the Purchase Agreement) purposes and those jurisdictions where General Partner or Limited Partner file income Tax Returns (as hereinafter defined) which recognize such status.




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               (b) Any transferee of stock of General Partner or Limited
Partner, except pursuant to this Agreement, is and will be a person who is qualified to be a "S" Corporation shareholder.

               (c) All returns, declarations, reports, estimates, statements, schedules or other information or documents with respect to Taxes (collectively, "Tax Returns") required to be filed by or with respect to General Partner or Limited Partner have been timely filed (giving effect to extensions granted with respect thereto) with the appropriate taxing authorities, and all such Tax Returns are true, correct, and complete in all material respects.

               (d) General Partner and Limited Partner have timely paid all Taxes due from it or claimed to be due from it by any federal, state, local, foreign or other taxing authority.

               (e) There are no liens for Taxes upon any of the assets of, or interests in General Partner or Limited Partner, except liens for Taxes not yet due and payable.

               (f) No Tax Returns of General Partner or Limited Partner have been audited by the relevant taxing authority. No deficiency for any Taxes has been proposed, asserted or assessed against General Partner or Limited Partner that has not been paid in full. There are no outstanding waivers, extensions, or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of General Partner or Limited Partner (including the time for filing of Tax Returns or paying Taxes) and neither General Partner nor any Limited Partner has pending requests for any such waivers, extensions, or comparable consents.

               (g) No audit or other proceeding by any federal, state, local or foreign court, governmental, regulatory, administrative or similar authority is presently pending with respect to any Taxes or Tax Return of General Partner or Limited Partner, and neither General Partner nor any Limited Partner has received written notice of any pending audits or proceedings.

               (h) Neither General Partner nor any Limited Partner has received a ruling from any taxing authority or signed an agreement with any taxing authority that could reasonably be expected to have a material adverse effect on General Partner or Limited Partner or the assets of General Partner or Limited Partner.

               (i) General Partner and Limited Partner have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any applicable state and foreign laws) and has, within the time and the manner prescribed by law, paid over to the proper governmental authorities all amounts so withheld.

               (j) Neither General Partner nor any Limited Partner is a party to or bound by or has any obligation under any Tax sharing allocation or indemnity agreement or similar contract or arrangement (whether or not written).



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

               (k) No power of attorney granted by General Partner or Limited Partner with respect to any Taxes is currently in force.

               (l) There is no expectation that any taxing authority may claim or assess any material amount of Taxes payable by General Partner or Limited Partner for any period ending on or prior to the Closing Date and there are no facts of which General Partner or Limited Partner or the Shareholders are aware which would constitute grounds for the assessment of any material amount of Taxes payable by General Partner or Limited Partner for any period ending on or prior to the Closing Date.

               (m) No issue has been raised by a federal, state, local or foreign taxing authority in any examination relating to General Partner or Limited Partner which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

               (n) Schedule 2.6 sets forth each state, local and foreign jurisdiction in which General Partner or Limited Partner has filed a Tax Return during the last five years. No written claim has ever been received by General Partner or Limited Partner from a taxing authority in a jurisdiction where General Partner or Limited Partner does not pay Taxes or file Tax Returns that General Partner or Limited Partner is or may be subject to Taxes assessed by such jurisdiction, and, to the knowledge of such Shareholder, no such claim has been threatened by a taxing authority.

               (o) General Partner and Limited Partner are United States persons within the meaning of the Code.

          2.7. Experience; Accredited Investor. Such Shareholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Newco so that he is capable of evaluating the merits and risks of acquiring the Newco Class A Stock to be issued to such Shareholder and has the capacity to protect his own interests. Such Shareholder must bear the economic risk of holding the Newco Class A Stock (when issued) indefinitely unless such securities are registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or an exemption from registration is available for the disposition thereof. Such Shareholder understands that there is no assurance that any exemption from registration under the Securities Act will be available. Such Shareholder is an "accredited investor" as defined in Rule 501 under the Securities Act.

          2.8. Investment. Such Shareholder is acquiring the Newco Class A Stock for his own account for investment only, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Newco Class A Stock to be acquired has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder's representations as expressed herein.

          2.9. No Public Market. Such Shareholder understands that no public market now exists for any of the securities issued by Nextera or Newco and that Nextera has not made any assurances that a public market will ever exist for such securities.

          2.10. Access to Data; Incorporation Transaction. Such Shareholder has received and read the Nextera business plan and financial statements and has had an opportunity to discuss Nextera's business, management and financial affairs and the Incorporation Transaction with its management. Such Shareholder has also had an opportunity to ask questions of and receive answers from officers of Nextera regarding the terms and conditions of acquiring Newco Class A Stock in the Incorporation Transaction and pursuant to this Agreement, which questions were answered to such Shareholder's satisfaction.

          2.11. Residence. The residence of such Shareholder in which his investment decision was made is set forth next to such Shareholder's name on the signature page hereto.

                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF NEXTERA.

          As a material inducement to the Shareholders to enter into this Agreement and consummate the transactions contemplated hereby, Nextera hereby makes to the Shareholders each of the representations and warranties set forth in this Article III.

          3.1. Organization and Qualification. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted as a result of the transactions contemplated by this Agreement. Copies of the Certificate of Incorporation and Bylaws of Newco and all amendments thereto shall be delivered to the Shareholder Representative not less than ten
(10) business days before the Closing and will be accurate and complete as of the Closing. As of the Closing, Newco will not be in violation of any term of its Certificate of Incorporation or Bylaws.

          3.2. Capitalization and Beneficial Ownership of Newco. The Newco Class A Stock and Newco Class B Stock to be issued to the Shareholders pursuant to
Article I will be duly and validly issued, and outstanding, and fully paid and non-assessable. As of the Closing the rights and preferences of the holders of Newco Class A Stock and Newco Class B Stock shall be identical, except that the holders of Newco Class A Stock will be entitled to one vote per share and the holders of Newco Class B Stock will be entitled to ten votes per share on all matters voted on by the stockholders of the Company. Each share of Newco Class B Stock will be convertible into one share of Newco Class A Stock as described on
Schedule 3.2 . Schedule 3.2 sets forth all of the issued and outstanding membership interests of Nextera and Buyer on the date hereof and on the Closing Date (assuming consummation of the transactions contemplated hereby, including, in the case of Nextera, the sale of Nextera Class A Units and Nextera Class B Units under the Employment Agreements (as defined in the Purchase Agreement)).

          The authorized capital stock of Newco will consist of such number of shares of Newco Class A Stock and Newco Class B Stock as will be set forth on a revised Schedule 3.2 to be provided at least ten (10) business days prior to the Closing to the Shareholder Representative, which revised Schedule 3.2 will also set forth the number of such shares that will be outstanding as of the Closing assuming the consummation of the transactions contemplated hereby. Other than options granted under the 1998 Equity Participation Plan of Newco (a true and complete copy of which will be provided prior to the Closing to the Shareholder Representative) or as set forth in the Stockholders Agreement or on a revised
Schedule 3.2 to be provided prior to the Closing to the Shareholder Representative, there will be no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional equity of any class of Newco. As of the Closing, none of Newco's capital stock will have been issued in violation of any federal or state law. Except as provided in the Stockholders Agreement, there will be no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the capital stock of Newco to which Newco or, to the knowledge of Newco, any of the Members are or will be a party or by which their property is or will be bound.

          3.3. Authority of Nextera. Nextera has full authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Nextera pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by Nextera pursuant to this Agreement constitutes a valid and binding obligation of Nextera, enforceable in accordance with their respective terms (assuming the due authorization, execution and delivery by the other parties thereto), subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. No other limited liability company proceedings on the part of Nextera are necessary to authorize this Agreement and the transactions contemplated hereby. The execution, delivery and performance by Nextera of this Agreement and each such agreement, document and instrument:

                    (i) does not and will not violate any provision of any laws of the United States or any state or other jurisdiction applicable to Nextera, or require Nextera to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) other than any such approval, consent or waiver of or filing with respect to which the failure to so obtain will not have a material adverse effect or result in a change in the condition (financial or other), business, results of operations, prospects, assets, Liabilities (as hereinafter defined) or operations of Nextera and its Subsidiaries (as defined in the Purchase Agreement) taken as a whole or on the ability of Nextera to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, have such effect; and

                           (ii) does not and will not result in (a) a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Nextera is a party or by which the property of Nextera is bound or affected, or (b) the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or on the equity of Nextera, except, in the case of clause (a) for such breaches, defaults, accelerations or terminations as would not, individually or in the aggregate, have a material adverse effect or result in a change in the condition (financial or other), business, results of operations, prospects, assets, Liabilities or operations of Nextera and its Subsidiaries (as defined in the Purchase Agreement) taken as a whole or on the ability of Nextera to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, have such effect.

          3.4. Authority of Newco. Newco has full authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Newco pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by Newco pursuant to this Agreement constitutes a valid and binding obligation of Newco, enforceable in accordance with their respective terms (assuming the due authorization, execution and delivery by the other parties thereto), subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. Except as set forth on Schedule 3.4, no other corporate proceedings on the part of Newco are necessary to authorize this Agreement and the transactions contemplated hereby. The execution, delivery and performance by Newco of this Agreement and each such agreement, document and instrument:

                    (i) will not violate any provision of any laws of the United States or any state or other jurisdiction applicable to Newco, or require Newco to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise), other than any such approval, consent or waiver of or filing with respect to which the failure to so obtain will not have a material adverse effect or result in a change in the condition (financial or other), business, results of operations, prospects, assets, Liabilities or operations of Newco and its subsidiaries taken as a whole or on the ability of Newco to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, have such effect; and

                    (ii) will not result in (a) a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Newco is a party or by which the property of Newco is bound or affected, or (b) the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or on the capital stock of Newco except, in the case of clause (a) for such breaches, defaults, accelerations or terminations as would not, individually or in the aggregate, have a material adverse effect or result in a change in the condition (financial or other), business, results of operations, prospects, assets, Liabilities or operations of Newco and its subsidiaries taken as a whole or on the ability of Newco to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, have such effect.

          3.5. Investor Representations. Newco will be acquiring the Shares for its own account for investment only, and not with the view to, or for resale in connection with, any distribution thereof. It will understand that the Shares to be acquired will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of Newco's investment intent.

          3.6. Formation of Newco. Newco will be formed for the sole purpose of engaging in the Incorporation Transaction, will have conducted no other business since its formation and will have no Liabilities upon the Closing except as provided herein and for expenses related to its formation.

                                   ARTICLE IV.

                                   COVENANTS.

          4.1. Further Assurances. Upon the terms and subject to the conditions contained herein, each Shareholder, Nextera and KE, agree, both before and after the Closing, (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions to be effected by it pursuant to this Agreement, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to be executed by it to carry out any of the transactions contemplated hereunder, and
(c) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, each Shareholder and Nextera agree to use their respective commercially reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties to effectuate the exchange of shares by such person described in Article I hereto; provided, however, that no party shall be required to make any payments, commence litigation or agree to any other modifications of the terms thereof in order to obtain any such waivers, consents or approvals, (ii) to give all notices to, and make all registrations and filings with third parties, including without limitation submissions of information requested by governmental authorities, and (iii) to fulfill all conditions to this Agreement.

          4.2. Incorporation Transaction. KE agrees to effect the Incorporation Transaction pursuant to Section 11 of the First Amendment on or before January 1, 1999, provided that in the event Nextera extends the Closing pursuant to Section 1.2, KE agrees to effect the Incorporation Transaction by such extended date.

          4.3. No Distribution of Nextera Class A Units to the U.S. Shareholders. The U.S. Shareholders shall cause General Partner and Limited Partner to retain the Nextera Class A Units issued to the Partnership other than such Nextera Class A Units deposited pursuant to the U.S. Escrow Agreement, and, except as provided below, to not distribute such Nextera Class A Units to the U.S. Shareholders, provided that the Partnership shall distribute the Nextera Class A Units to General Partner and Limited Partner other than such Nextera Class A Units deposited pursuant to the U.S. Escrow Agreement. General Partner and Limited Partner may distribute the Nextera Class A Units to the U.S. Shareholders or their Permitted Assignees if Nextera or KE has breached their respective obligations to effect the Incorporation Transaction on the schedule set forth in Section 1.2.

          4.4. Conversion of the Partnership. Prior to the Closing, the U.S. Shareholders, General Partner and Limited Partner shall cause the Partnership to be converted to a limited liability company, none of the membership interests of which will be owned by General Partner or Limited Partner.

          4.5. No Solicitation of Other Offers; No Sale of Shares. No U.S. Shareholder will, directly or indirectly, solicit, encourage, assist, initiate discussions or engage in negotiations with, provide any information concerning the operations, properties or assets of the Partnership, General Partner or Limited Partner, or entertain or enter into any agreement or transaction with, any person, other than SC/NE, LLC or Nextera, relating to the possible acquisition of the equity of the Partnership, General Partner or Limited Partner or any of their assets. If such a proposal is received, such U.S. Shareholder will promptly notify Nextera of the terms of such proposal and the identity of the party making the proposal. No U.S. Shareholder shall sell, transfer or assign his Shares without the prior written consent of Nextera; provided, however, that any U.S. Shareholder may assign his right to receive the Newco Class A Stock to a Permitted Assignee, provided (a) the Permitted Assignee agrees in writing to be bound by the terms and provisions of this Agreement and the Stockholders Agreement and (b) the U.S. Shareholder or Permitted Assignee furnishes an opinion of counsel reasonably acceptable to Newco such that the transfer does not violate federal or state securities laws. If the U.S. Shareholder represents to Newco in writing that the transfer was made as a bona fide gift without payment of consideration, no securities law opinion is required. For purposes of this agreement, the term "Permitted Assignee" shall mean (i) any transferee by will or pursuant to the laws of descent and distribution to any member or members of a U.S. Shareholder's Family (as defined below) or (ii) a domestic trust created for the sole benefit of a U.S. Shareholder or such U.S. Shareholder's Family, provided that in any case where the U.S. Shareholder is not the trustee with the exclusive right and power during his life to cast the votes attributable to the Shares and Newco Class A Stock, as applicable, the trustee of each such trust shall grant an irrevocable proxy to the Shareholder Representative (or another individual or entity reasonably acceptable to Nextera) to vote the Newco Class A Stock held by it on all matters at all times prior to the initial public offering of Newco Class A Stock. For purposes of this Agreement, the term "Family" shall mean a person's spouse, lineal descendants, parents, siblings, and lineal descendants of siblings (including any such relationship by legal adoption).

          4.6. Notification of Certain Matters. From the date hereof through the Closing, the Shareholders and Nextera, shall give prompt notice to the other of
(a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any respect and (b) any failure of such party, or any of its respective affiliates or representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition.

          4.7. Boards of Directors and Officers. At the Closing, the directors of General Partner and Limited Partner shall all resign. At the Closing, all the officers of General Partner and Limited Partner shall likewise resign.

          4.8. Obligations of Newco. Nextera and KE agree to cause Newco to perform all actions required to be performed by Newco under this Agreement.

          4.9. Tax Matters.

          (a) The U.S. Shareholders shall be responsible for all Liabilities for Taxes with respect to all taxable periods of the Partnership ending on or prior to the Closing Date and, to the extent provided in Section 4.9(b) hereof, all taxable periods that include, and end after, the Closing Date other than, in each case, Taxes which have been taken into account in the Working Capital Adjustment (as defined in Section 2.5 of the Purchase Agreement).

          (b) For federal income tax purposes, the U.S. Shareholders and Nextera agree that the taxable period for which General Partner and Limited Partner are "S" corporations will end as of the close of business on the day immediately preceding the Closing Date and that the taxable periods for which General Partner and Limited Partner are "C" corporations will begin as of the beginning of business on the Closing Date. For all other Tax purposes, the U.S. Shareholders will cause General Partner and Limited Partner, to the extent permitted by applicable law, to close the taxable periods of General Partner and Limited Partner on the day immediately preceding the Closing Date, and on the Closing Date, respectively. In any case where applicable law does not permit General Partner and Limited Partner to close its taxable period on the day immediately preceding the Closing Date, or on the Closing Date, as the case may be, then Taxes, if any, attributable to the taxable periods of General Partner and Limited Partner beginning on or before and ending after the Closing Date shall be allocated (A) to the U.S. Shareholders for the period up to and including the Closing Date and (B) to Newco for the period subsequent to the Closing Date. For purposes of this Section 4.9(b), Taxes for the period up to and including the Closing Date and for the period subsequent to the Closing Date shall be determined on the basis of an interim closing of the books as of the Closing Date or, to the extent not susceptible to such allocation, by apportionment on the basis of elapsed days.

          (c) Newco shall be responsible for all Liabilities for Taxes of General Partner and Limited Partner with respect to all taxable periods of General Partner and Limited Partner beginning on and after the Closing Date and, to the extent provided in Section 4.9(b) hereof, all taxable periods that include, and end after, the Closing Date.

          (d) (i) The U.S. Shareholders shall prepare or cause to be prepared, and shall file or cause to be filed, all Tax Returns required to be filed by or on behalf of General Partner and Limited Partner which relate to taxable periods (or portions thereof) ending on or prior to the Closing Date ("Pre-Closing Date Tax Returns") and shall cause to be paid any Taxes shown to be due thereon (other than Taxes which have been taken into account in the Working Capital Adjustment) except as otherwise provided herein. Newco shall be responsible for preparing and filing or causing to be prepared and filed all Tax Returns required to be filed by or on behalf of General Partner and Limited Partner and any of their operations and/or assets on and after the Closing Date and shall pay or cause to be paid any Taxes shown to be due thereon.

               (ii) With respect to any Tax Return required to be filed by Newco for a taxable period of General Partner or Limited Partner beginning before and ending after the Closing Date, Newco shall provide the Shareholder Representative with copies of such Tax Return, along with a calculation setting forth the amount of Tax shown on such Tax Return for which Newco believes the U.S. Shareholders are responsible, at least thirty (30) Business Days prior to the due date for filing of such Tax Return. The Shareholder Representative shall have the right to review such Tax Return and calculation prior to the filing of such Tax Return. The Shareholder Representative and Newco agree to consult and resolve in good faith any issues arising as a result of the review of such Tax Return and calculation and to mutually consent to the filing of such Tax Return as promptly as possible. In the event the parties are unable to resolve any dispute, the parties shall jointly request an independent accounting firm to resolve any issue in dispute as promptly as possible. The fees and expenses of such accounting firm to resolve any issue in dispute as promptly as possible. The fees and expenses of such accounting firm shall be paid one-half by the U.S. Shareholders and one-half by Newco. Not later than the later of (i) five (5) days before the due date for payment of Taxes with respect to such Tax Return or
(ii) in the event of a dispute, five (5) days after written notice to the U.S. Shareholders of the resolution thereof, the U.S. Shareholders shall pay to Newco an amount equal to the Taxes allocable to the U.S. Shareholders.

          (e) Newco shall promptly notify the U.S. Shareholders in writing upon receipt by Newco, General Partner, Limited Partner or their affiliates of notice of any pending or threatened Tax audits of or assessments against General Partner or Limited Partner for any taxable period ending on, prior to or including the Closing Date. Other than any claim, audit or other proceeding concerning the validity or the status of the "S" corporation elections of General Partner or Limited Partner, the Shareholder Representative shall have the right to represent General Partner's and Limited Partner's interests in any Tax audit or administrative or court proceeding with respect to any taxable period ending on, prior to or including the Closing Date, to employ counsel of their choice at their expense and to agree to a settlement or compromise of any such audit or proceeding. The parties agree that they will cooperate fully with each other and their respective counsel in the defense against or compromise of any claim in any audit or proceeding contemplated herein.

          (f) The parties hereto agree to furnish or cause to be furnished to each other, at their own expense, such information, access to-books and records, and assistance, including making employees available during regular business hours on a mutually convenient basis, as may reasonably be necessary for the preparation and filing of any Tax Return contemplated by this Section 4.9.

          (g) Newco agrees to assign and promptly remit (and to cause General Partner and Limited Partner to assign and promptly remit) to the U.S. Shareholders all refunds (including interest thereon) of any Taxes received by Newco, General Partner, Limited Partner or their affiliates for taxable periods ending on, prior to or including the Closing Date. Newco agrees that, upon the request of the U.S. Shareholders, Newco shall file, or cause General Partner and Limited Partner to file, a claim for refund of any such Tax.

          (h) The U.S. Shareholders and the Buyer agree to treat any indemnity payment made pursuant to this Agreement as an adjustment to the consideration for the Shares for all federal, state, local and foreign income Tax purposes.

          (i) Notwithstanding anything to the contrary in this Agreement, the representations, warranties and obligations of the parties set forth in this
Section 4.9 shall survive until the expiration of the applicable statute of limitations.

                                   ARTICLE V.

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES.

          The obligations of the parties to consummate the transactions provided for hereby are subject, in the discretion of such party, to the satisfaction, on or prior to the Closing, of each of the following conditions, any of which may be waived by such party:

          5.1. Conditions to Obligations of the U.S. .s and Nextera. The performance of the obligations of the U.S. Shareholders, on the one hand, and Nextera, on the other, hereunder is subject, at the election of the Shareholders or Nextera, to the following condition precedent to Closing: No proceedings shall have been initiated or threatened by any governmental department, commission, board, bureau, agency or instrumentality, and no proceeding, not frivolous on its face, has been initiated by any third party seeking to enjoin or otherwise restrain the consummation of the transactions contemplated hereby. In addition, the performance of the obligations of the U.S. Shareholders is subject, at the election of the U.S. Shareholders, to the condition that the transactions described in the second paragraph of Section 1.1(a) occur contemporaneously with the Closing.

                                   ARTICLE VI.

                                 INDEMNIFICATION

          6.1. Indemnification by the U.S. Shareholders. Each U.S. Shareholder agrees to indemnify and hold harmless Nextera and Newco and their respective subsidiaries, affiliates, successors and assigns and persons serving as officers, directors, partners, managers, shareholders, members, employees and agents thereof (other than the Shareholders, except to the extent of Liabilities incurred in their capacities as an officer, director or employee of Nextera, Newco or its subsidiaries after the Closing) (collectively, the "Nextera Indemnified Parties") harmless from and against any damages, Liabilities, losses, Tax, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising, attributable to, out of or based upon any of the following matters:

               (a) the commission of common law fraud by such U.S. Shareholder in connection with the transactions contemplated by this Agreement;

               (b) any failure by such U.S. Shareholder to convey title to the Shares free and clear of any encumbrances;

               (c) any Liability of the Partnership, General Partner or Limited Partner arising prior to the Closing other than the Assumed Liabilities (as defined in the Purchase Agreement);

               (d) any Liability of the Partnership, General Partner, Limited Partner for Taxes arising from their respective activities, assets and all events and transactions on or prior to the Closing and any breach of the representations and warranties set forth in Section 2.6 hereof and any covenant with respect to Taxes; and

               (e) any other breach (whether or not deliberate or willful) of any representation, warranty or covenant of the U.S. Shareholders under this Agreement or in any schedule delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants.

               For purposes of this Agreement, the term "Liability" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

          6.2. Satisfaction of Claims Against U.S. Shareholders.

               (a) In order to satisfy the indemnification obligations of the U.S.

Shareholders hereunder, a Nextera Indemnified Party, acting through Nextera, shall proceed first directly against the Escrow Deposit as further set forth and defined in the U.S. Escrow Agreement and then may proceed directly against the U.S. Shareholders subject to the limitations set forth herein.

               (b) To the extent indemnification claims exceed the Escrow Deposit, the U.S. Shareholders may, at their option, elect to satisfy any indemnification claims under this Agreement by delivering Nextera Class A Units or shares of Newco Class A Stock. To the extent that Nextera Class A Units or shares of Newco Class A Stock are used to satisfy indemnification obligations under this Agreement, such units or shares shall be valued in accordance with the terms of the U.S. Escrow Agreement. No statement of value in the Purchase Agreement shall affect such valuation under the U.S. Escrow Agreement.

               (c) No claims for indemnification shall be made under this Agreement against any U.S. Shareholder, and no indemnification shall be payable to any Nextera Indemnified Party, with respect to any representation, warranty, or covenant relating to Taxes after expiration of all applicable statutes of limitation with respect to the Tax that is the subject of the indemnification claim taking into account any extensions thereof with respect to collection of such Tax.

               (d) With respect to claims relating to representations or warranties with respect to, or covenants of, the Partnership, General Partner or Limited Partner (and not relating to a U.S. Shareholder in his or her individual capacity), the amount payable by a U.S. Shareholder to all Nextera Indemnified Parties for claims for indemnification hereunder shall in no event exceed such U.S. Shareholder's Percentage of the total amount to be paid by all Nextera Indemnified Parties for claims for indemnification hereunder.

               (e) With respect to claims relating to representations or warranties with respect to, or covenants of, an individual U.S. Shareholder relating to such U.S. Shareholder in his or her individual capacity, the U.S. Shareholder who makes the representation, warranty or covenant from which the claim arose shall be severally liable for indemnification in respect of such a claim and the other U.S. Shareholders shall not be jointly liable therefor.

          6.3. Indemnification by the Canadian Shareholders. Each Canadian Shareholder agrees to indemnify and hold harmless the Nextera Indemnified Parties from and against any damages, Liabilities, losses, Tax, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising, attributable to, out of or based upon any of the following matters:

               (a) the commission of common law fraud by such Canadian Shareholder in connection with the transactions contemplated by this Agreement; and

               (b) any other breach (whether or not deliberate or willful) of any representation, warranty or covenant of such Canadian Shareholder under this Agreement or in any schedule delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants.

          6.4. Satisfaction of Claims Against Canadian Shareholders.

               (a) In order to satisfy the indemnification obligations of the Canadian Shareholders hereunder, a Nextera Indemnified Party shall proceed first directly against the Escrow Deposit as further set forth and defined in that certain Escrow Agreement (the "Canadian Escrow Agreement") dated as of the date hereof by and among Nextera, Sibson Acquisition Co., the Canadian Shareholders and Chase Manhattan Trust Company and then may proceed directly against the Canadian Shareholders subject to the limitations set forth herein.

               (b) To the extent indemnification claims exceed the Escrow Deposit, the Canadian Shareholders may, at their option, elect to satisfy any indemnification claims under this Agreement by delivering Exchangeable Shares, Nextera Class A Units or shares of Newco Class A Stock. To the extent that Exchangeable Shares, Nextera Class A Units or shares of Newco Class A Stock are used to satisfy indemnification obligations under this Agreement, such units or shares shall be valued in accordance with the terms of the Canadian Escrow Agreement. No statement of value in the Canadian Purchase Agreement shall affect such valuation under the Canadian Escrow Agreement.

               (c) With respect to claims relating to representations or warranties with respect to, or covenants of, an individual Canadian Shareholder relating to such Canadian Shareholder in his or her individual capacity, the Canadian Shareholder who makes the representation, warranty or covenant from which the claim arose shall be severally liable for indemnification in respect of such a claim and the other Canadian Shareholders shall not be jointly liable therefor.

          6.5. Indemnification by Nextera and Newco. Nextera agrees, and Newco will agree, to indemnify and hold harmless the Shareholders and their respective affiliates, successors and assigns and persons serving as employees and agents thereof harmless from and against any damages, Liabilities, losses, Tax, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising, attributable to, out of or based upon any of the following matters:

               (a) the commission of common law fraud by Nextera or Newco in connection with the transactions contemplated by this Agreement;

               (b) any failure of Newco to convey title to the Newco Class A Stock free and clear of any encumbrances;

               (c) any Liability of General Partner or Limited Partner arising after the Closing other than the Excluded Liabilities (as defined in the Purchase Agreement); and

               (d) any other breach (whether or not deliberate or willful) of any representation, warranty or covenant of Nextera or Newco under this Agreement or in any schedule delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants.

          6.6. Indemnification by KE. KE agrees to indemnify and hold harmless the Shareholders and their respective affiliates, successors and assigns and persons serving as employees and agents thereof harmless from and against any damages, Liabilities, losses, Tax, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising, attributable to, out of or based upon any of the following matters:

               (a) the commission of common law fraud by KE in connection with the transactions contemplated by this Agreement; and

               (b) any other breach (whether or not deliberate or willful) of any representation, warranty or covenant of KE under this Agreement or in any schedule delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants.

          6.7. Notice; Defense of Claims. An indemnified party shall make claims for indemnification hereunder by giving written notice thereof to the indemnifying party promptly on discovery and in any event within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or Liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or Liability being asserted, but the failure to do so shall not relieve the indemnifying party from any Liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the basis for the claim for indemnification and any claim or Liability being asserted by a third party. Within 20 days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or Liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or Liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense and to compromise or settle it, with the consent of the indemnified party which consent shall not be unreasonably withheld. The indemnified party shall at all times have the right to fully participate at its own expense in the defense of a third party claim or Liability, directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or Liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or Liability (with counsel selected by the indemnified party), and to compromise or settle it, with consent of the indemnifying party, which consent shall not be unreasonably withheld. If the third party claim or Liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

                                  ARTICLE VII.

                                  TERMINATION.

          7.1 Termination. At any time prior to the Closing, this Agreement may be terminated by mutual written consent of all of the parties to this Agreement, provided that the Shareholder Representative may consent on behalf of the Shareholders. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 7.1, provided, however, that the provisions of
Article VII, Section 8.3 and Section 8.11 hereof shall survive any termination of this Agreement. No termination shall relieve any party of any liability for breach of this Agreement prior to such termination.

                                  ARTICLE VIII.

                                 MISCELLANEOUS.

          8.1. Canadian Shareholders. Notwithstanding anything to the contrary contained herein, in the event that "Closing" under the Canadian Purchase Agreement has not occurred prior to the Closing hereunder, the obligations and/or representations of the Canadian Shareholders and the other parties hereto with respect to Sections 1.5, 6.3 and 6.4 and the representations and warranties of the Canadian Shareholders in Article II shall be deemed null and void and the Canadian Shareholders shall be deemed to not be parties to this Agreement. The terms and provisions of this Agreement shall otherwise survive.

          8.2. Survival of Representations, Etc. Each of the representations, warranties, agreements, covenants and obligations herein are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

          8.3. Fees and Expenses. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect. In the event that Nextera extends the Closing beyond January 1, 1999 pursuant to Section 1.2, Nextera shall reimburse the U.S. Shareholders for all costs and expenses reasonably incurred by them and General Partner and Limited Partner as a result of such extension up to a maximum aggregate reimbursement of $100,000 per annum. Notwithstanding the foregoing, in the event Nextera, Newco or KE breaches any material provision of this Agreement, including, without limitation, the obligation to effect the Incorporation Transaction on the schedule set forth in
Section 1.2, and the U.S. Shareholders bring an action as a result of such breach which is successful in whole or in any substantive part, the U.S. Shareholders shall be entitled to receive from Nextera reimbursement for reasonable attorneys fees in connection with the enforcement of this Agreement.

          8.4. Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of New York without regard to its conflict of laws provisions.

          8.5. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

          TO NEXTERA OR NEWCO:           Nextera Enterprises, L.L.C.
                                         One Cranberry Hill
                                         Lexington, MA 02173
                                         Attention:  Gresham T. Brebach, Jr.
                                         Fax:  (781) 778-4500

          With a copy to:                Latham & Watkins
                                         701 "B" Street, Suite 2100
                                         San Diego, CA  92101
                                         Attention:  David A. Hahn, Esq.
                                         Fax:  (619) 696-7419

          With an additional copy to:    Maron & Sandler
                                         844 Moraga Drive
                                         Los Angeles, CA  90049
                                         Attention:  Stanley E. Maron, Esq.
                                         Fax:  (310) 440-3690

          TO KE:                         Knowledge Enterprises, Inc.
                                         844 Moraga Drive
                                         Los Angeles, CA  90049

          With a copy to:                Latham & Watkins

                                         701 "B" Street, Suite 2100
                                         San Diego, CA  92101
                                         Attention:  David A. Hahn, Esq.
                                         Fax:  (619) 696-7419

          With an additional copy to:    Maron & Sandler
                                         844 Moraga Drive
                                         Los Angeles, CA  90049
                                         Attention:  Stanley E. Maron, Esq.
                                         Fax:  (310) 440-3690

          TO THE U.S. SHAREHOLDERS:      To the address set forth in the
                                         Purchase Agreement.

          With a copy to:                Weil, Gotshal & Manges LLP
                                         767 Fifth Avenue
                                         New York, NY  10153
                                         Attention:  David E. Zeltner, Esq.
                                         Fax:  (212) 310-8007

          TO THE CANADIAN  SHAREHOLDERS:

                                         To the address set
                                         forth in the Canadian
                                         Purchase Agreement.

          With a copy to:                Donahue & Partners
                                         Ernst & Young Tower
                                         Toronto-Dominion Centre
                                         222 Bay Street
                                         Suite 2900, Box 197
                                         Toronto, Ontario M5K 1H6
                                         Attention:  Kenneth R. Rosenstein, Esq.
                                         Fax:  (416) 943-2735

          With an additional copy to:    Weil, Gotshal & Manges LLP
                                         767 Fifth Avenue
                                         New York, NY  10153
                                         Attention:  David E. Zeltner, Esq.
                                         Fax:  (212) 310-8007

          Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

          8.6. Entire Agreement. This Agreement and schedules and exhibits hereto constitute the entire agreement of the parties with respect to its subject matter, and supersede all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such schedules and exhibits; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such schedules or exhibits.

          8.7. Assignability; Binding Effect. This Agreement shall only be assignable by (a) Nextera or KE to an entity controlling, controlled by or under common control with Nextera or KE upon written notice to Shareholder Representative or (b) a U.S. Shareholder to a Permitted Assignee; provided, however, that Nextera, KE or such U.S. Shareholder, as applicable, shall remain liable for all obligations hereunder to the extent such obligations are not satisfied by the transferee. Except as provided in the preceding sentence, this Agreement may not be assigned by the Shareholders without the prior written consent of Nextera. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Assignment of this Agreement by any party shall not relieve such party from its obligations hereunder.

          8.8. Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

          8.9. Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

          8.10. Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance, provided, however, that no amendment or modification of this agreement or waiver of compliance with any condition or covenant that has been duly and validly executed in writing by the Shareholder Representative shall require the consent of, or execution thereof by, any Shareholder and shall be valid and binding without such consent or execution.

          8.11. Specific Performance. The parties agree that it would be difficult to measure damages which might result from a breach of this Agreement by any party and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by any Shareholder, on the one hand, or by Nextera or KE, on the other, Nextera or the Shareholders, as applicable, shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to Nextera, the Shareholders, as applicable.

          8.12. Termination of Shareholders Agreements. Each GP Shareholder by signing below hereby agrees to terminate that certain Shareholders Agreement dated as of October 31, 1993, as amended, among General Partner and the shareholders identified therein, effective upon the Closing. Each LP Shareholder by signing below hereby agrees to terminate that certain Shareholders Agreement dated as of January 1, 1998, as amended, among Limited Partner and the shareholders identified therein, effective upon the Closing.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

                                    NEXTERA:

                                    NEXTERA ENTERPRISES, L.L.C., a Delaware
                                    limited liability company


                                    By: /s/  MICHAEL P. MULDOWNEY
                                        ---------------------------------------
                                        Name:  Michael P. Muldowney
                                        Title: Chief Financial Officer


                                    NEWCO:

                                    NEXTERA ENTERPRISES, Inc.,
                                    a Delaware corporation


                                    By: /s/  MICHAEL P. MULDOWNEY
                                        ---------------------------------------
                                        Name: Michael P. Muldowney
                                        Title:  Chief Financial Officer

                                    U.S. SHAREHOLDERS:


                                    By: /s/  JOHN BALKCOM
                                        ---------------------------------------
                                        Name: John Balkcom
                                        State of Residence:  Illinois


                                    By: /s/  MARK BLESSINGTON
                                        ---------------------------------------
                                        Name: Mark Blessington
                                        State of Residence: Illinois


                                    By: /s/  FREDERICK BRIGGS
                                        ---------------------------------------
                                        Name: Frederick (Ted) Briggs
                                        State of Residence:  California


                                    By: /s/  ROGER BROSSY
                                        ---------------------------------------
                                        Name: Roger Brossy
                                        State of Residence: California


                                    By: /s/  SEYMOUR BURCHMAN
                                        ---------------------------------------
                                        Name: Seymour Burchman
                                        State of Residence:  Pennsylvania


                                    By: /s/  PAMELA COHEN
                                        ---------------------------------------
                                        Name: Pamela Cohen
                                        State of Residence: Michigan


                                    By: /s/  GLENN DALTON
                                        ---------------------------------------
                                        Name: Glenn Dalton
                                        State of Residence:  Missouri


                                    By: /s/  BARBARA DEWEY
                                        ---------------------------------------
                                        Name: Barbara Dewey
                                        State of Residence: New Jersey

                                    By: /s/  DONALD GALLO
                                        ---------------------------------------
                                        Name: Donald Gallo
                                        State of Residence:  New Jersey


                                    By: /s/  DONALD GOUGH
                                        ---------------------------------------
                                        Name: Donald Gough
                                        State of Residence: New Hampshire


                                    By: /s/  ELIZABETH HAWK
                                        ---------------------------------------
                                        Name: Elizabeth Hawk
                                        State of Residence:  Missouri


                                    By: /s/  MYRNA HELLERMAN
                                        ---------------------------------------
                                        Name: Myrna Hellerman
                                        State of Residence: Illinois


                                    By: /s/  JAMES KOCHANSKI
                                        ---------------------------------------
                                        Name: James Kochanski
                                        State of Residence:  North Carolina


                                    By: /s/  STEVEN LANDBERG
                                        ---------------------------------------
                                        Name: Steven Landberg
                                        State of Residence: New York


                                    By: /s/  PETER LeBLANC
                                        ---------------------------------------
                                        Name: Peter LeBlanc
                                        State of Residence:  North Carolina


                                    By: /s/  WILLIAM O'CONNELL
                                        ---------------------------------------
                                        Name: William O'Connell
                                        State of Residence:  New Jersey


                                    By: /s/  VINCENT PERRO
                                        ---------------------------------------
                                        Name: Vincent Perro
                                        State of Residence: New York

                                    By: /s/  JUDE RICH
                                        ---------------------------------------
                                        Name: Jude Rich
                                        State of Residence:  New Jersey


                                    By: /s/  KAREN ROCHE
                                        ---------------------------------------
                                        Name: Karen Roche
                                        State of Residence: California


                                    By: /s/  ANNE SAUNIER
                                        ---------------------------------------
                                        Name: Anne Saunier
                                        State of Residence:  New York


                                    By: /s/  RICHARD SEMLER
                                        ---------------------------------------
                                        Name: Richard Semler
                                        State of Residence: California


                                    By: /s/  STEPHEN STRELSIN
                                        ---------------------------------------
                                        Name: Stephen Strelsin
                                        State of Residence:  Illinois


                                    By: /s/  GERARD THOMAS
                                        ---------------------------------------
                                        Name: Gerard (Chip) Thomas
                                        State of Residence: North Carolina


                                    By: /s/  DOUGLAS TORMEY
                                        ---------------------------------------
                                        Name: Douglas Tormey
                                        State of Residence:  Connecticut


                                    By: /s/  SUSAN ANNUNZIO TYNAN
                                        ---------------------------------------
                                        Name: Susan Annunzio Tynan
                                        State of Residence: Illinois

                                    CANADIAN SHAREHOLDERS:


                                    By: /s/  PAUL BRITTON
                                        ---------------------------------------
                                        Name:  Paul Britton
                                        Place of Residence: Toronto, Canada


                                    By: /s/  DAVID RAINVILLE
                                        ---------------------------------------
                                        Name:  David Rainville
                                        Place of Residence: Toronto, Canada


                                    By: /s/  MICHAEL HOGAN
                                        ---------------------------------------
                                        Name:  Michael Hogan
                                        Place of Residence: Toronto, Canada


                                    By: /s/  MICHAEL McINERNEY
                                        ---------------------------------------
                                        Name:  Michael McInerney
                                        Place of Residence: Toronto, Canada

CONSENTED AND AGREED TO SOLELY
FOR PURPOSES OF SECTIONS 1.7, 4.1, 4.2,
4.8, 6.6, 6.7 AND 8.11:

KE

KNOWLEDGE ENTERPRISES, INC.,  a Delaware corporation


By:  /s/  RALPH FINERMAN
   --------------------------
     Name:   Ralph Finerman
     Title:  Secretary


AGREED TO FOR PURPOSES OF SECTION 8.12

SIBSON & COMPANY, INC.                            SC2, INC.

By:  /s/  DOUGLAS J. TORMEY                   By: /s/  DOUGLAS J. TORMEY
   --------------------------                     --------------------------
     Name:  Douglas J. Tormey                     Name:  Douglas J. Tormey
     Title: Vice President                        Title: Vice President


AGREED TO FOR PURPOSES OF ARTICLE I
AND SECTION 8.10:

SIBSON & COMPANY, L.P.

By:  Sibson & Company, Inc., its General Partner

By:  /s/  DOUGLAS J. TORMEY
   --------------------------
     Name:  Douglas J. Tormey
     Title: Vice President

                                       By:  /s/  FRED MENDELSOHN
                                            -----------------------------------
                                            Name:  Fred Mendelsohn
                                            Place of Residence: London, England